Exhibit 99.1

Fresh Choice Changes Strategy to Focus on Core Markets; Plans to File Chapter 11

     MORGAN HILL, Calif.--(BUSINESS WIRE)--July 11, 2004--Fresh Choice, Inc. (Nasdaq:SALD) announced today a strategic shift toward focusing on its core markets and its intention to file a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court for the Northern District of California on Monday, July 12, 2004. The Company will continue to operate 46 restaurants primarily located in Northern California.
     In anticipation of this filing, Fresh Choice's Board of Directors has elevated Tim O'Shea to the new position of President and COO and promoted David
E. Pertl to Executive Vice President and CFO. Mr. O'Shea was formerly Fresh Choice's Executive Vice President and COO and Mr. Pertl was Senior Vice President and CFO. Everett (Jeff) Jefferson will continue with the Company in the role of Chief Executive Officer and will focus his attention on the reorganization.
     Mr. Jefferson said, "As a first step in our reorganization, Fresh Choice closed 10 of its 56 locations. These locations, which were closed last week, were primarily located in Southern California, Texas and Washington. We continue to operate 31 restaurants in our core Northern California market, as well as 6 in Southern California, 2 in Washington and 7 in Texas."
     Mr. Jefferson said further, "The Company intends to seek protection under Chapter 11 of the U.S. Bankruptcy Code in order to facilitate a reorganization of our remaining 46 operations and a restructuring of our financial affairs. We firmly believe that upon emerging from Chapter 11, Fresh Choice will be stronger in terms of cash flow and operating flexibility."
     Mr. Jefferson concluded, "We will continue to focus on providing an exceptional dining experience to every guest. We are fortunate to have very dedicated employees who I am confident will continue to focus on our 'guest-first' philosophy."

     Fresh Choice, Inc. continues to operate 46 restaurants 43 of which are under the Fresh Choice and Zoopa brand names in California (37), the state of Washington (2) and Texas (4). The Company's Fresh Choice and Zoopa restaurants offer customers an extensive selection of high quality, freshly-prepared traditional and specialty salads, hot pasta dishes, pizza, soups, bakery goods and desserts in a self-service format. In addition, the Company operates one Fresh Choice Express restaurant, one dual branded Fresh Choice Express and licensed Starbucks retail store and one stand-alone licensed Starbucks retail store in Texas.

     Important Note:

     The above statements about Fresh Choice's future plans are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in this press release.
     Among these risks and uncertainties are; the ability of the Company to successfully reorganize its remaining operations and restructure its financial affairs under Chapter 11 of the U.S. Bankruptcy Code; the ability of the Company to return to positive comparable-store sales; achieving profitability; the effect of general economic and weather conditions; customer receptiveness to new menu items; competitive pressures in the food-service marketplace; the changing tastes of consumers; and the ability to secure and retain services of experienced personnel. Additional risks and uncertainties may be included in Fresh Choice's most recent annual report on Form 10-K and quarterly reports on Form 10-Q on file with the Securities and Exchange Commission.
     Actual future results may differ materially depending on a variety of factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     CONTACT: Fresh Choice, Inc.
              Everett F. Jefferson, 408-776-0799